UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2019

Commission File Number	Exact Name of Registrant; State of Incorporation; Address and Telephone Number of Principal Executive Offices	I.R.S. Employer Identification No.
001-32871	COMCAST CORPORATION	27-0000798
PENNSYLVANIA One Comcast Center Philadelphia, PA 19103-2838 (215) 286-1700
001-36438	NBCUNIVERSAL MEDIA, LLC	14-1682529
DELAWARE 30 Rockefeller Plaza New York, NY 10112-0015 (212) 664-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Comcast Corporation	☐

NBCUniversal Media, LLC	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Comcast Corporation	☐

NBCUniversal Media, LLC	☐

Item 8.01.	Other Events.

On May 14, 2019, Comcast Corporation (“Comcast”) and The Walt Disney Company (“Disney”) issued a joint press release announcing that Disney will immediately assume operational control of Hulu, LLC (“Hulu”). Under a put/call arrangement, as early as January 2024, Disney can require NBCUniversal to sell, and Comcast can require Disney to buy, NBCUniversal’s 33% ownership interest in Hulu, in either case, for fair market value at that future time. Hulu’s fair market value will be assessed by independent experts, subject to a floor that represents a minimum total equity value of Hulu at that time of $27.5 billion.

Disney and Comcast have agreed to fund Hulu’s recent purchase of AT&T Inc.’s 9.5% interest in Hulu, pro rata to their current two thirds/one third ownership interests. Going forward, Comcast may fund its proportionate share of Hulu’s future capital calls and will be diluted if it elects not to fund, subject to a 21% ownership interest floor. Hulu’s capital calls will be subject to a $1.5 billion per year cap.

Comcast and Hulu have agreed to extend the Hulu+ license of NBCUniversal content until late 2024.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated May 14, 2019, jointly issued by The Walt Disney Company, Comcast Corporation, and Hulu, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	May 14, 2019	By:	/s/ Thomas J. Reid
			Name:	Thomas J. Reid
			Title:	Senior Executive Vice President, General Counsel and Secretary

NBCUNIVERSAL MEDIA, LLC

Date:	May 14, 2019	By:	/s/ Thomas J. Reid
			Name:	Thomas J. Reid
			Title:	Senior Executive Vice President